EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Global Music International, Inc. on Form SB-2 of our report dated November 16, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ CARLIN, CHARRON & ROSEN, LLP

Glastonbury, Connecticut

November 30, 2004